EXHIBIT 4


The speciman stock certificate of The Midland Company Common Stock contains the following:

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Front of Certificate
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GRAPHICS:

The Midland Company symbol along the The Midland Company Seal.

A rendering of two roman like individuals standing around the Midland symbol with the outline of the United States Of America in the back ground.



WRITING:

COMMON STOCK

Incorporated Under the Laws of the State of Ohio this Certificate is Transferable in Cleveland, Ohio or in New York, New York

THE MIDLAND COMPANY

Shares

Cusip 597486 10 9

Fully paid and non-assessable shares, without par value, of the common stock of The Midland Company transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly assigned. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the signatures of its duly authorized officers.

Date:

s/John R. LaBar
John R. LaBar
Vice President and Secretary

s/J. P. Hayden, Jr.
J. P. Hayden, Jr.
Chairman of the Board



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Back of Certificate
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WRITING:


THE MIDLAND COMPANY

The Company is authorized to issue (in addition to no par common stock) various classes of preferred stock. A statement of the express terms of the common stock and the preferred stock is on file at the offices of the Company at 111 East Fourth Street, Cincinnati, Ohio 45202, and a copy will be furnished to any shareholder without charge, within five days after receipt of written request to the Company therefor. The rights of outstanding common stock do not include preemptive rights. Any authorized and unissued common stock of the Company may be sold at such terms as may be determined by the Board of Directors of the Company.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -          Custodian
under Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

For value received,  hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Date _____


_______
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.